As filed with the Securities and Exchange Commission on October 9, 2018

Registration No. 333-208672

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3ASR REGISTRATION STATEMENT NO. 333-208672

UNDER

THE SECURITIES ACT OF 1933

PHH CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	3000 Leadenhall Road Mt. Laurel, New Jersey 08054 (856) 917-1744	52-0551284
(State or other jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices including Zip Code)	(I.R.S. Employer Identification Number)

CSC-Lawyers Incorporating Service Company
11 East Chase Street
Baltimore, Maryland 21202
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment is being filed to deregister unsold securities of PHH Corporation, a Maryland corporation (“PHH” or the “Registrant”), that were registered on Registration Statement on Form S-3ASR (No. 333-208672) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission on December 21, 2015, pertaining to the registration of an unspecified number of shares of common stock, par value $0.01 per share (“Common Stock”), shares of preferred stock, par value $0.01 per share, (“Preferred Stock”), debt securities, an unspecified number of warrants for the purchase of Common Stock, Preferred Stock, or debt securities, and an unspecified number of units consisting of some or all of these securities in any combination.

On October 4, 2018, pursuant to the Agreement and Plan of Merger, dated as of February 27, 2018 (the “Merger Agreement”), by and among Ocwen Financial Corporation (“Ocwen”), POMS Corp (“Merger Sub”), and PHH, Merger Sub merged with and into PHH (the “Merger”), with PHH surviving the Merger as a wholly owned subsidiary of Ocwen.

In connection with the Merger, the Registrant has terminated all offerings of its securities pursuant to the Registration Statements.  Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings contained in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but remained unsold at the termination of the offering, removes from registration any and all securities of the Registrant registered but unsold under the Registration Statements as of the date hereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mt. Laurel, State of New Jersey, on October 9, 2018.

PHH CORPORATION

By:	/s/ Robert B. Crowl
	Name:	Robert B. Crowl
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 of the Securities Act.

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